UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 17, 2007

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2007, Senesco Technologies, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Bayer CropScience AG (“Bayer”) under which Bayer will exclusively license the rights to the Company’s proprietary gene technology for global use in rice, to be used in Bayer’s FiberMax® brand. The financial terms of the Agreement are structured such that the Company will receive payments for the achievement of certain success-bound development milestones, as well as commercialization royalties. In addition, the Agreement provides that the Company shall also receive a fully-paid up, royalty-free, non-exclusive license to any improvements made on the gene technology by Bayer, with the exception of improvements relating to cotton and other specifically enumerated crops. The Agreement shall remain in full force and effect until the last of the patents underlying the Agreement expires or until the licensed know-how underlying the Agreement becomes part of the public domain, whichever is later.  The Agreement may also be terminated by Bayer or the Company upon thirty (30) days written notice.

A copy of the Agreement will be filed as an exhibit to the Company’s annual report on Form 10-K.  On September 18, 2007, the Company issued a press release announcing the Agreement.

Item 9.01.         Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of Senesco Technologies, Inc. dated September 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: September 19, 2007	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer